Exhibit 10.72

3960 Howard Hughes Parkway, Suite 500

Las Vegas, Nevada 89169

ADVISORY SERVICES AGREEMENT

DATE:                    09/27/15

TO:                         Marco Hegyi

FROM:                  Donna Silverman REGARDING: Advisory Services Invoice

Pursuant to TCA Fund Management Group ("TCA") having providing assistance to Growlife, Inc. "the Company", the following scope of work and associated fees have been provided and earned as of this date.

 1.             Services Provided:

A range of advisory services which may, or may not, include (i) identifying, evaluating and advising in relation to the Company's current structural (including business model), financial, operational, managerial, strategic and other needs and objectives, (ii) preparing and coordinating with the Company and others in the development of business plans, and financial models, (iii) identifying potential merger, acquisition, divestiture, consolidation or other combination ("M&A Transaction") opportunities and negotiating, structuring and advising in connection with potential M&A Transactions, (v) advising and assisting the Company in connection with the preparation of any registration statements, periodic or other SEC reports or proxies, and (vi) coordinating with, and advising in connection with the activities of, Outside Professionals, including without limitation attorneys, accountants, market professionals, etc. These services may or may not have been in conjunction with working with the Company to obtain financing with TCA's affiliated fund, TCA Global Credit Master Fund, LP.

2.           Compensation:

In consideration for the services provided by TCA to the Company as of this date, the Company shall compensate TCA in the amount of $1,500,000.

If the Company is a quoted company on any listed exchange then TCA will accept restricted shares of the Company stock. The number of shares issued will be set at 100.00% of the amount due up to availability. Upon sale of these securities, TCA will provide a reconciliation to the Company. If at that time the value of the stock is greater than the amount owed, the balance of the shares shall be returned to the Company. If  the then current value of the shares is less than the amount due, then the Company will be responsible for immediately delivering additional shares to be sold by TCA in order for TCA to realize the full value of the amount owed.

Should TCA and the Company complete a financing with TCA's affiliated Fund, TCA Global Credit Master Fund, LP ("TCA-Fund") prior to payment in full of the amount owed, then the payment of this obligation shall be included in the final documents for said financing with the TCA Fund

Accepted and Agreed:

COMPANY NAME: GROWLIFE, INC.

By:/s/ Marco Hegyi
Name: Marco Hegyi
Title: President